SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2010
ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)	46285 (Zip Code)
Registrant’s telephone number, including area code: (317) 276-2000
No Change

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On January 28, 2010, we issued a press release announcing our results of operations for the fourth quarter and fiscal year ended December 31, 2009, including, among other things, an income statement for those periods. In addition, on the same day we held a teleconference for analysts and media to discuss those results. The teleconference was web cast on our web site. The press release and related financial statements are attached to this Form 8-K as Exhibit 99.1.
For the fourth quarter 2009, the press release attached as Exhibit 99.1 includes a non-GAAP presentation of our results. We use non-GAAP financial measures, such as non-GAAP net income and earnings per share, that differ from financial statements reported in conformity to U.S. generally accepted accounting principles (“GAAP”). In the press release attached as Exhibit 99.1, we used non-GAAP financial measures in comparing the financial results for the fourth quarter and fiscal year of 2009 with the same periods of 2008. Those measures include the following, adjusted to exclude the effect of the items below (described in more detail in the press release attached as Exhibit 99.1): total revenue; gross margin as a percent of total revenue; marketing, selling and administration expenses; research and development expenses; operating income; other income; income before taxes; income taxes; effective tax rate; net income; and earnings per share. The adjustments consist of:
•	The following items in the fourth quarter of 2009:
•	Asset impairments and restructuring charges primarily related to severance costs from previously announced strategic actions that the company is taking to reduce its cost structure and global workforce.

•	In-process research and development charge associated with a licensing agreement with Incyte Corporation.
•	The following items in the first three quarters of 2009:
•	Asset impairments and restructuring primarily related to the sale of our Tippecanoe, Indiana site.

•	Charges related to settlements and potential settlements with the attorneys general of several states of claims related to Zyprexa.
•	The following items in the fourth quarter of 2008:
•	Charges related to the acquisition of ImClone Systems, including in-process research and development, as well as ImClone operating results subsequent to the acquisition, incremental interest costs and amortization of the intangible asset associated with Erbitux.

•	Asset impairments, restructuring and other special charges.

•	A tax benefit based upon the determination at final resolution of the agreement that a portion of the Eastern District of Pennsylvania (EDPA) settlement charge, taken in the third quarter of 2008, is tax deductible.
•	The following items in the first three quarters of 2008:
•	Charges related to Zyprexa investigations with the U.S. Attorney for the EDPA, as well as the resolution of a multi-state investigation regarding Zyprexa involving 32 states and the District of Columbia.

•	Asset impairments and restructuring primarily driven by the sale of our Greenfield, Indiana site.

•	Acquired in-process research and development associated with the SGX acquisition.

•	Asset impairments associated with certain manufacturing operations (included in cost of sales).

•	In-process research and development (IPR&D) charges associated with a licensing arrangement with TransPharma Medical Ltd.

•	A tax benefit from resolution of a substantial portion of an IRS audit of the company’s federal income tax returns for the years 2001 to 2004.

•	Asset impairments, restructuring, and other special charges primarily related to the termination of the company’s AIR Insulin program.

•	In-process research and development charges associated with an in-licensing transaction with BioMS Medical.
In addition, the pro forma non-GAAP presentation assumes that the acquisition of ImClone Systems Incorporated (“ImClone”) was completed on January 1, 2008, and includes adjustments to all four quarters of 2008 for the ImClone acquisition. We also provide certain operating results, including earnings-per-share growth, without the impact of changes in foreign exchange rates for the fourth quarter and fiscal year 2009 compared to the same periods in 2008.
In the press release attached as Exhibit 99.1, we provided financial expectations for 2010, including earnings per share growth on non-GAAP basis.
The items that we exclude when we provide adjusted results or adjusted expectations are typically highly variable, difficult to predict, and of a size that could have a substantial impact on our reported operations for a period. We believe that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate our ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets.

Investors should consider these non-GAAP measures in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. For the reasons described above for use of non-GAAP measures, our prospective earnings guidance is subject to adjustment for certain future matters, similar to those identified above, as to which prospective quantification generally is not feasible.
In accordance with GAAP, we have provided pro forma results in order to help investors make meaningful comparisons of 2009 results to 2008 results and identify underlying operating trends that might otherwise be masked by the inclusion of ImClone results in a part of 2008.
The information in this Item 2.02 and the press release attached as Exhibit 99.1 are considered furnished to the Commission and are not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated January 28, 2010, together with related attachments

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY (Registrant)
By:	/s/ Arnold C. Hanish
	Name:	Arnold C. Hanish
	Title:	Vice President and Chief Accounting Officer

	Dated:	January 28, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release dated January 28, 2010, together with related attachments.